UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2010

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip code)

(702) 654-9646
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2010, the Board of Directors of LiveDeal, Inc. (the “Company”) appointed Kevin A. Hall as President and Chief Operating Officer of the Company, effective immediately.

Mr. Hall, 46, has served as the Company’s General Counsel since April 2009 and as the Company’s Interim Chief Operating Officer since January 2010.  He continues to serve as the Company’s General Counsel, and has also previously served as the Company’s Vice President of Human Resources and Business Development.  Prior to joining the Company, Mr. Hall was a partner in the San Francisco, California and New York, New York offices of Reed Smith LLP, an international law firm with more than 1,500 attorneys worldwide, from 2006 until 2008. Previously, he was a senior associate and later a partner in the New York, New York office of Linklaters, a London-based global law firm, from 1998 until 2006. Mr. Hall, who is admitted to practice law in California and New York, specializes in general corporate law, finance, structured finance, and other complex commercial and financial transactions (including mergers and acquisitions). He holds a B.A. in History and French Literature from Columbia College, a Master’s Degree in International Affairs from Columbia University, and a law degree from Cornell School of Law.

Mr. Hall’s compensation and benefits were not affected by his appointment as President of the Company.

The Company issued a press release to announce Mr. Hall’s appointment as President of the Company and the Board’s endorsement of the Company’s management team.  A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release issued by LiveDeal, Inc. on May 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: May 21, 2010	/s/ Lawrence W. Tomsic
Lawrence W. Tomsic
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by LiveDeal, Inc. on May 20, 2010